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                                                                   Exhibit 10.33

As approved and adopted by subsidiaries of Northeast Utilities on June 9, 1997

                            SPECIAL SEVERANCE PROGRAM
                            -------------------------
              FOR OFFICERS OF NORTHEAST UTILITIES SYSTEM COMPANIES
              ----------------------------------------------------

I. Purpose
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           The purpose of this Special Severance Program for Officers of
Northeast Utilities System Companies (the "Program") is to provide certain executives with severance payments and benefits in the event of "Termination upon a Change of Control", as hereinafter defined. The Program is not intended to meet the qualification requirements of Section 401 of the Code or to be an "employee pension benefit plan" as defined in ERISA. The Program is not intended to affect eligibility for or payment of any other compensation or benefits in accordance with the terms of any applicable plans or programs of the Company.

II. Definitions
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           When used herein with initial capital letters, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which the term is used:

           "Administrator" shall mean the Senior Vice President and Chief Administrative Officer of NUSCO.

           "Affiliate" shall mean an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

           "Base Compensation" for any Participant shall mean the Participant's annualized base rate of salary plus all short-term incentive compensation at the target level for the Participant specified under compensation programs established by the Company for its officers generally, received by the Participant in all capacities with the Company, as would be reported for federal income tax purposes on Form W-2, together with any and all salary reduction authorized amounts under any of the Company's benefit plans or programs, for the most recent full calendar year immediately preceding the calendar year in which occurs Participant's Termination Date or preceding the Change of Control, if higher. "Base Compensation" shall not include the value of any stock options, stock appreciation rights, restricted stock, or restricted stock units granted to Participant by the Company.

           "Board" shall mean the Board of Trustees of Northeast Utilities.

           "Cause" with respect to the Termination of Employment of a
Participant shall mean (i) the Participant's conviction of a felony, (ii) in the reasonable determination of the Board, the Participant's (x) commission of an act of fraud, embezzlement, or theft in connection with Participant's duties in the course of Participant's employment with the Company, (y) acts or omissions causing intentional, wrongful damage to the property of the Company or intentional and wrongful disclosure of Confidential Information, or (z) engaging in gross misconduct or gross negligence in the course of the Participant's employment with the Company, or (iii) the Participant's material breach of his or her obligations under any written agreement with the Company if such breach shall not have been remedied within 30 days after receiving written notice from the Administrator specifying the details thereof. For purposes of this Program, an act or omission on the part of a Participant shall be deemed "intentional" only if it was not due primarily to an error in judgment or negligence and was done by Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company.
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           "Change of Control" shall mean the happening of any of the following:

                     (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than Northeast Utilities, its Affiliates, or any Company employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northeast Utilities representing more than 20% of the combined voting power of either (i) the Outstanding Common Shares or (ii) the Voting Securities; or

                     (ii) Individuals who, as of the beginning of any twenty-four month period, constitute the trustees of NU (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board or cease to be able to exercise the powers of the majority of the Board, provided that any individual becoming a trustee subsequent to the beginning of such period whose election or nomination for election by the common shareholders of Northeast Utilities was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of Northeast Utilities (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                     (iii) Consummation by Northeast Utilities of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Shares and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Shares and Voting Securities, as the case may be; or

                     (iv) Consummation of a complete liquidation or dissolution of Northeast Utilities or sale or other disposition of all or substantially all of the assets of Northeast Utilities other than to a corporation, business trust or other entity with respect to which, following such sale or disposition, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Shares and Voting Securities, as the case may be, immediately prior to such sale or disposition.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Committee" shall mean the Committee on Organization, Compensation and Board Affairs that has been established by the Board, or any subsequent committee of the Board that has primary responsibility for compensation policies. In the absence of such a committee, "Committee" shall mean
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the Board or any committee of the Board designated by the Board to perform the functions of the Committee under the Program.

           "Company" includes, individually and/or collectively as the context requires, Northeast Utilities, NUSCO, and all other entities that have approved and adopted this Program pursuant to Article VII, whether or not an individual such entity directly compensates the Participant or the Participant appears on the payroll of such entity.

           "Disability" shall mean the inability of a Participant substantially to perform his or her duties and responsibilities to the full extent required by the Board, by reason of illness, injury or incapacity for six consecutive months, or for more than six months in the aggregate during any period of twelve calendar months.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Notice of Termination" means a written notice given in accordance with Section 3(d) which (i) indicates the specific termination provision in this Program relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for a Termination of Employment and the applicable provision hereof, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).

           "NUSCO" shall mean Northeast Utilities Service Company, its successors and assigns.

           "Outstanding Common Shares" at any time shall mean the then outstanding common shares of Northeast Utilities.

            "Participant" at any time shall mean each person then holding the office of vice president or higher level of the Company, not including assistant officers, who (a) has signed a non-competition agreement with the Company in the form of Annex 1 hereto or in such form as has been approved by the Administrator for this purpose from time to time, and (b) is not a party to a then effective separate written agreement with the Company which has been adopted by the Board and expressly provides benefits following a change of control of Northeast Utilities (unless such agreement expressly provides for participation in this Program).

           "Termination Date" with respect to any Participant shall mean the date of any action by the Company constituting a Termination upon a Change of Control of such Participant.

           "Termination of Employment" of a Participant shall mean the termination of the Participant's actual employment relationship with the Company occasioned by the Company's action.

           "Termination upon a Change of Control" of a Participant shall mean a Termination of Employment upon or within two years after a Change of Control either (i) initiated by the Company for any reason other than (w) Disability,
(x) death, (y) retirement on or after attaining age 65, or (z) Cause, or (ii) initiated by the Participant (A) upon any significant reduction by the Company of the authority, duties or responsibilities of Participant, any reduction of the Participant's compensation or benefits other than a reduction applicable to all employees generally, or the assignment to Participant of duties which
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are materially inconsistent with the duties of Participant's position with the
Company, or (B) if Participant is transferred, without Participant's written consent, to a location that is more than 50 miles from Participant's principal place of business immediately preceding the Change of Control.

           "Voting Securities" at any time shall mean the then outstanding voting securities of Northeast Utilities entitled to vote generally in the election of trustees of Northeast Utilities.

III. Benefits
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           (a) Benefits Following Termination Upon a Change of Control. So long
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as a Participant executes a written release substantially in the form of Annex 2 hereto, upon such Participant's Termination upon a Change of Control, (i) the Company will pay to Participant, in a single cash payment within 30 days after the later of the Termination Date and the date the Participant executes such release, an amount equal to two times the Participant's Base Compensation, (ii) each of the Participant, his or her eligible spouse and dependents shall be eligible for a continuation of all employee health plan benefits as then in effect for such persons, as if the Participant had remained actively employed by the Company, such benefits to continue until the earlier of two years following the Termination Date or the date such person has coverage through another group health plan or plans and to count as "continuation coverage" pursuant to the requirements of Section 4980B of the Code, and (iii) on such Participant's Termination Date, all performance share units, stock options or restricted shares previously granted to the Participant, to the extent not already vested prior to the Termination Date, shall be fully vested and exercisable or paid as if the Participant had remained actively employed by the Company, including the right of exercise, where appropriate, within 36 months after the Termination Date; provided, however, that the performance share units shall be paid as if the Company had met all performance targets during the applicable performance period.

           (b)       Certain Reduction of Payments.
                     -----------------------------

                     (i) Anything in this Program to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of a Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Program or otherwise (the "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and that such Participant would receive a greater net amount if the Payment to Participant were reduced to avoid the taxation of excess parachute payments under Section 4999 of the Code, the aggregate present value of amounts payable or distributable to or for the benefit of Participant pursuant to this Program (such payments or distributions pursuant to this Program are hereinafter referred to as "Program Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Program Payments without causing any Payment to be subject to the taxation under Section 4999 of the Code. For purposes of this
Section 3(b), present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                     (ii) All determinations to be made under this Section 3(b) shall be made by the Company's independent public accountant immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and the affected Participant within 10 days of the Termination Date of such Participant. Any such determination by the Accounting Firm shall be binding upon the Company and the Participant; provided, however, that Participant shall, in his or her sole discretion, determine whether,
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which and how much of the Program Payments shall be eliminated or reduced consistent with the requirements of this Section 3(b). Within five days after the Participant's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Participant such amounts as are then due to the Participant under this Program.

                (iii)     As a result of the uncertainty in the application of
Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Program Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Program Payments which have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two years after the Termination of Employment of any Participant, the Accounting Firm shall review the determination made by it pursuant to Section 3(b)(ii). In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall be payable by the Participant to the Company if and to the extent such payment would not increase the net amount which is payable to the Participant after taking into account the provisions of Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the Federal Rate.

                (iv) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections 3(b)(ii) and 3(b)(iii) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to subsections 3(b)(ii) and 3(b)(iii) above, except for claims, damages or expenses resulting from the gross negligence or wilful misconduct of the Accounting Firm.

           (b)  Vesting. A Participant shall be vested and shall have a
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nonforfeitable right with respect to the benefits to be provided hereunder from and after the Termination Date. The respective rights and obligations of the Company and the Participant under this Program shall survive any termination of Participant's employment to the extent necessary to the intended preservation of such rights and obligations.

           (c)  Non-Exclusivity of Rights. Nothing in this Program shall prevent
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or limit any Participant's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company and for which such Participant may qualify; provided, however, that if such Participant becomes entitled to and receives all of the payments provided for in this Program, the Participant hereby waives his or her right to receive payments under any severance plan or similar program applicable to employees of the Company generally.

           (d)  Notice of Termination.  No Termination upon a Change of
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Control shall be effective unless accompanied or preceded
by a Notice of Termination.

IV. Funding
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Benefits payable under this Program shall be unfunded, as that term is used in
Sections 201(2), 301(a)(3), 401(a)(1) and 4021(a)(6) of ERISA, with respect to unfunded plans maintained primarily for the purpose of providing deferred compensation to a select group of management or highly
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compensated employees, and the Administrator shall administer this Program in a manner that will ensure that benefits are unfunded and that Participants will not be considered to have received a taxable economic benefit prior to the time at which benefits are actually payable hereunder. Accordingly, the Company shall not be required to segregate or earmark any of its assets for the benefit of Participants or their spouses or other beneficiaries, and each such person shall have only a contractual right against the Company for benefits hereunder. The Company may from time to time establish a trust and deposit with the trustee thereof funds to be held in trust for the payment of benefits hereunder; provided, that the use of such funds for such purpose shall be subject to the claims of the Company's general creditors as set forth in the agreement establishing any such trust. The rights and interests of a Participant under this Program shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by a Participant or any person claiming under or through a Participant, nor shall they be subject to the debts, contracts, liabilities or torts of a Participant or anyone else prior to payment. The Treasurer of NUSCO may from time to time appoint an investment manager or managers for the funds held in any such trust.

V. Administration
   --------------

The Program shall be operated under the direction of the Committee and administered by the Administrator. The calculation of all benefits payable under the Program shall be performed by the Administrator, subject to the review of the Committee.

VI. Claims Procedure
    ----------------

All claims for benefits under this Program shall be determined under the claims procedure in effect under the Northeast Utilities Service Company Retirement Plan on the date that such claims are submitted, except that the Administrator shall make initial determinations with respect to claims hereunder and the Committee shall decide appeals of such determinations. In the event that any dispute under the provisions of this Program is not resolved to the satisfaction of the affected Participant, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in the City of Hartford, Connecticut in accordance with National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and the affected Participant, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable (except as provided in Section 52-418 of the Connecticut General Statutes) and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Program or to award a remedy for a dispute involving this Program other than a benefit specifically provided under or by virtue of the Program. If a Participant prevails on any material issue which is the subject of any such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including the Company's and the Participant's reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association.

VII. Adoption by Company: Obligations of Company.
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           (a) At the earliest feasible time or times, Northeast Utilities shall cause each entity in which it now or hereafter holds, directly or indirectly, more than a 50 percent voting interest to approve and adopt this Program and, by such approval and adoption, to be bound by the terms hereof.

           (b) Benefits under this Program shall, in the first instance, be paid and satisfied by NUSCO. If NUSCO shall be dissolved or for any other reason shall fail to pay and satisfy such benefits, each individual entity referred to in (a) above shall pay and satisfy its share of such benefits, such share to be the ratio of the Participant's Base Compensation charged to such entity during the three calendar years immediately preceding the Participant's Termination Upon a Change of Control to the total of the Participant's Base Compensation charged to all such entities during the same period.

           (c) The Declaration of Trust of Northeast Utilities provides that no shareholder of Northeast Utilities shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of Northeast Utilities or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof. Any liability for benefits under this Program incurred by Northeast Utilities shall be subject to the foregoing provisions of this Section 7 (c).

VIII. Miscellaneous
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           (a)  Amendment or Termination. Prior to the occurrence of a Change of
                ------------------------
Control, the Board may amend or discontinue this Program at any time, on at least two (2) years prior written notice to each Participant of the Board's intention to do so and specifying the changes to be made. Upon and following a Change of Control, this Program may not be amended or terminated in any way that would eliminate or reduce the payments and benefits owing to Participants under the Program.

           (b)  Headings. Headings are included in the Program for convenience
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only and are not substantive provisions of the Program.

           (c)  Applicable Law. The interpretation of the provisions and the
                --------------
administration of the Program shall be governed by the laws of the State of Connecticut without giving effect to any conflict of laws provisions, and to the extent applicable, the United States of America.

           (d)  Mitigation. No Participant shall be required to mitigate the
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amount of any payment or benefit provided for in this Program by seeking other employment or otherwise and there shall be no offset against amounts due any Participant under this Program on account of any remuneration attributable to any subsequent employment that may be obtained.

           (e) Notices. All notices and other communications required or
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permitted under this Program or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail to the last known
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address of the Company or the Participant, as the case may be, reflected upon
Company records. Notices to the Company shall be addressed to:

                Northeast Utilities Service Company
                P.O. Box 270
                Hartford, CT 06141-0270
                Attention: Senior Vice President and Chief Administrative
                           Officer

           (f)  Binding Effect; Successors and Assigns. All of the terms and
                --------------------------------------
provisions of this Program shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Participants under this Program are of a personal nature and shall not be assignable or delegatable in whole or in part by the Participants. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Participants, expressly to assume and agree to perform this Plan in the same manner and to the extent the Company would be required to perform if no such succession had taken place.

           (g)  Severability. If any provision of this Program or application
                ------------
thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Program which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

           (h)  Remedies Cumulative; No Waiver. No remedy conferred upon a party
                ------------------------------
by this Program is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Program or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Program or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

           (i)  Beneficiaries/References. Each Participant shall be entitled, to
                ------------------------
the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable under this Program following his or her death by giving the Company written notice thereof. In the event of a Participant's death or a judicial determination of a Participant's incompetence, reference in this Program to "Participant" shall be deemed, where appropriate, to refer to such Participant's beneficiary, estate or other legal representative.

           (j)  Withholding. The Company may withhold from any payments under
                -----------
this Program all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Each Participant shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Program.

           (k)  Establishment of Trust. The Company may establish an irrevocable
                ----------------------
trust fund pursuant to a trust agreement to hold assets to satisfy any of its obligations under this Program. Funding of such
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trust fund shall be subject to the Board's discretion, as set forth in the agreement pursuant to which the fund will be established.